EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Higher One Holdings, Inc. (the “Company”) on Form 10-Q for the three months ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dean Hatton, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2010	By:	/s/ Dean Hatton
Dean Hatton President and Chief Executive Officer